Exhibit 99.1
Blue Nile Announces First Quarter 2011 Financial Results
Reports Record First Quarter Net Sales of $80.2 Million, up 8.3%
First Quarter International Sales Increased 34.4% to $12.9 Million
First Quarter Earnings Per Diluted Share Total $0.16
SEATTLE, May 5, 2011 — Blue Nile, Inc. (Nasdaq: NILE), the leading online retailer of diamonds and fine jewelry, today reported financial results for its first quarter ended April 3, 2011.
Net sales for the first quarter increased 8.3% to $80.2 million, a record first quarter sales level. Operating income for the quarter totaled $3.5 million. Net income totaled $2.4 million, or $0.16 per diluted share.
Non-GAAP adjusted EBITDA for the quarter totaled $6.0 million. For the trailing twelve month period ended April 3, 2011, net cash provided by operating activities increased 27.8% to $38.0 million and Non-GAAP free cash flow increased 29.5% to $35.6 million.
“We delivered record first quarter sales reflecting the strength of our consumer proposition and our relentless focus on perfecting the customer experience. We remain focused on our key objective of building our business in the U.S. and internationally by investing in growth initiatives from product innovation and marketing to continued enhancement across the Blue Nile experience,” said Diane Irvine, Chief Executive Officer.
Selected Financial Highlights
•	International sales grew 34.4% to $12.9 million, a record level for any first quarter in the Company’s history. Excluding the impact from changes in foreign exchange rates, international sales increased 28.1%.

•	Gross profit for the quarter totaled $16.9 million, an increase of 7.1%. As a percent of net sales, gross profit was 21.1% compared to 21.3% for the first quarter of 2010.

•	Selling, general and administrative expenses for the quarter were $13.4 million, compared to $12.2 million in the first quarter of 2010. Selling, general and administrative expense for the quarter includes stock-based compensation expense of $1.7 million, compared to $1.8 million in the first quarter of the prior year.

•	Net income per diluted share for the quarter includes stock-based compensation expense of $0.08, compared to $0.08 for the first quarter of 2010.

•	Cash and cash equivalents at the end of the first quarter totaled $79.1 million compared to $47.2 million at the end of the first quarter 2010.

Financial Guidance
Expectations for the second quarter of 2011 (Quarter Ending July 3, 2011):
•	Net sales are expected to be between $82.0 million and $84.5 million.

•	Diluted earnings per share are projected at $0.19 to $0.21.
Expectations for the fiscal year 2011 (Year Ending January 1, 2012):
•	Net sales and diluted earnings per share are expected to have double-digit growth compared to the full year 2010.
Forward-Looking Statements
This press release contains forward-looking statements that include risks and uncertainties, including, without limitation, all statements related to future financial and business performance, market opportunity and plans to grow our business. Words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to general economic conditions, our fluctuating operating results, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, our ability to attract customers in a cost effective manner, the strength of our brand, competition, fraud, system interruptions, our ability to fulfill orders and other risks detailed in our filings with the Securities and Exchange Commission, including our quarterly reports on Form 10-Q and our Annual Report on Form 10-K for the year ended January 2, 2011. Additional information will also be set forth in our quarterly report on Form 10-Q for the quarter ended April 3, 2011, which we expect to file with the Securities and Exchange Commission on or before May 13, 2011. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Blue Nile undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
Conference Call
The Company will host a conference call to discuss its first quarter 2011 financial results today at 2:00 p.m. PT/5:00 p.m. ET. A live webcast of the conference call may be accessed at http://investor.bluenile.com. Following the completion of the call, a recorded replay of the webcast will be available for 30 days at the same Internet address. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available at http://investor.bluenile.com as soon as practicable after the conclusion of the conference call.
Non-GAAP Financial Measures
To supplement Blue Nile’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Blue Nile uses non-GAAP adjusted EBITDA and non-GAAP free cash flow as measures of certain components of financial performance. Blue Nile defines non-GAAP adjusted EBITDA as earnings before interest and other income, taxes, depreciation and amortization, adjusted to exclude the effects of stock-based compensation expense. Blue Nile defines non-GAAP free cash flow as net cash provided by (used in) operating activities less cash outflows for purchases of fixed assets, including internal use software and website development. The Company reports sales information in accordance with GAAP. Internally, management monitors its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars (the “constant exchange rate basis”). Blue Nile’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Blue Nile may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Blue Nile uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Blue Nile’s management believes that non-GAAP adjusted EBITDA and non-GAAP free cash flow, as defined, as well as international sales on a constant exchange rate basis provide meaningful supplemental information to the company and to investors. Blue Nile believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Blue Nile and when planning and forecasting future periods. Further, management believes that the inclusion of the non-GAAP adjusted EBITDA and non-GAAP free cash flow calculations provide consistency in Blue Nile’s financial reporting. Management believes the constant exchange rate measurement provides a more representative assessment of the sales performance and provides better comparability between reporting periods.
A reconciliation of non-GAAP adjusted EBITDA to net income is as follows (in thousands):

	Quarter ended	Quarter ended
	April 3, 2011	April 4, 2010
Net Income	$2,422	$2,388
Income tax expense	1,153	1,265
Other income, net	(63)	(73)
Depreciation and amortization	822	746
Stock-based compensation	1,704	1,854

Adjusted EBITDA	$6,038	$6,180

A reconciliation of differences of non-GAAP free cash flow from the comparable GAAP measure of net cash provided by (used in) operating activities is as follows (in thousands):

	Quarter ended	Quarter ended
	April 3, 2011	April 4, 2010
Net cash used in operating activities	$(34,266)	$(30,680)
Purchases of fixed assets, including internal-use software and website development	(1,049)	(516)

Non-GAAP free cash flow	$(35,315)	$(31,196)

	Twelve months ended	Twelve months ended
	April 3, 2011	April 4, 2010
Net cash provided by operating activities	$38,022	$29,755
Purchases of fixed assets, including internal-use software and website development	(2,376)	(2,225)

Non-GAAP free cash flow	$35,646	$27,530

The following table reconciles year-over-year international sales percentage increases (decreases) from the GAAP sales measures to the non-GAAP constant exchange rate basis:

Quarter ended		Effect of foreign	Year over year growth on
April 3, 2011	Year over year growth	exchange movements	constant exchange rate basis

International Sales	34.4%	6.3%	28.1%

Quarter ended		Effect of foreign	Year over year growth on
April 4, 2010	Year over year growth	exchange movements	constant exchange rate basis

International Sales	71.4%	19.6%	51.8%

About Blue Nile, Inc.
Blue Nile, Inc. is the leading online retailer of diamonds and fine jewelry. The Company delivers the ultimate customer experience, providing consumers with a superior way to buy engagement rings, wedding rings and fine jewelry. Blue Nile offers in-depth educational materials and unique online tools that place consumers in control of the jewelry shopping process. The Company has some of the highest quality standards in the industry and offers thousands of independently certified diamonds and fine jewelry at prices significantly below traditional retail. Blue Nile can be found online at www.bluenile.com, www.bluenile.ca and www.bluenile.co.uk. Blue Nile’s shares are traded on the Nasdaq Stock Market LLC under the symbol NILE.
Contact:
Blue Nile, Inc.
Nancy Shipp, 206.388.3626 (Investors)
nancys@bluenile.com
or
John Baird, 206.336.6805 (Media)
johnb@bluenile.com

BLUE NILE, INC.
Condensed Consolidated Balance Sheets
(in thousands)

	April 3,	January 2,
	2011	2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$79,102	$113,261
Trade accounts receivable	1,667	1,405
Other accounts receivable	2,360	366
Inventories	20,164	20,166
Deferred income taxes	498	557
Prepaids and other current assets	822	1,083

Total current assets	104,613	136,838
Property and equipment, net	7,281	6,157
Intangible assets, net	261	274
Deferred income taxes	8,717	8,424
Other assets	124	118

Total assets	$120,996	$151,811

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$56,678	$90,296
Accrued liabilities	6,749	11,490
Current portion of long-term financing obligation	51	48
Current portion of deferred rent	218	86

Total current liabilities	63,696	101,920
Long-term financing obligation, less current portion	734	748
Deferred rent, less current portion	1,935	82
Stockholders’ equity:
Common stock	20	20
Additional paid-in capital	176,193	173,143
Accumulated other comprehensive income (loss)	32	(66)
Retained earnings	65,563	63,141
Treasury stock	(187,177)	(187,177)

Total stockholders’ equity	54,631	49,061

Total liabilities and stockholders’ equity	$120,996	$151,811

BLUE NILE, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Quarter ended
	April 3,	April 4,
	2011	2010
Net sales	$80,180	$74,060
Cost of sales	63,260	58,259

Gross profit	16,920	15,801

Selling, general and administrative expenses	13,408	12,221

Operating income	3,512	3,580

Other income, net:
Interest income, net	41	5
Other income	22	68

Total other income, net	63	73

Income before income taxes	3,575	3,653
Income tax expense	1,153	1,265

Net income	$2,422	$2,388

Basic net income per share	$0.17	$0.16

Diluted net income per share	$0.16	$0.16

Shares used for computation (in thousands):
Basic	14,569	14,565
Diluted	15,204	15,284

BLUE NILE, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Year to date ended
	April 3,	April 4,
	2011	2010
Operating activities:
Net income	$2,422	$2,388
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	822	746
Loss on disposal of property and equipment	21	—
Stock-based compensation	1,734	1,884
Deferred income taxes	(234)	(451)
Tax benefit from exercise of stock options	397	2,716
Excess tax benefit from exercise of stock options	(208)	(76)
Changes in assets and liabilities:
Receivables	(217)	(391)
Inventories	2	(1,830)
Prepaid federal income taxes	—	(1,007)
Prepaid expenses and other assets	255	178
Accounts payable	(33,973)	(29,324)
Accrued liabilities	(5,233)	(5,455)
Deferred rent and other	(54)	(58)

Net cash used in operating activities	(34,266)	(30,680)

Investing activities:
Purchases of property and equipment	(1,049)	(516)
Proceeds from maturity of short-term investments	—	15,000

Net cash (used in) provided by investing activities	(1,049)	14,484

Financing activities:
Repurchase of common stock	—	(15,202)
Proceeds from stock option exercises	891	486
Excess tax benefit from exercise of stock options	208	76
Principal payments under long-term financing obligation	(11)	(11)

Net cash provided by (used in) financing activities	1,088	(14,651)

Effect of exchange rate changes on cash and cash equivalents	68	(64)

Net decrease in cash and cash equivalents	(34,159)	(30,911)

Cash and cash equivalents, beginning of period	113,261	78,149

Cash and cash equivalents, end of period	$79,102	$47,238